Exhibit 1.1

[        ] Ordinary Shares

NORD ANGLIA EDUCATION, INC.

UNDERWRITING AGREEMENT

[          ], 2014

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES LLC

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o Goldman, Sachs & Co.

200 West Street

New York, N.Y. 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue, 4th Floor

New York, N.Y. 10179-0001

Dear Sirs:

1. Introductory.  Nord Anglia Education, Inc., a Cayman Islands company (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse Securities USA LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters [      ] ordinary shares (“Firm Securities”), $0.01 par value per share, of the Company (the “Securities”), and also proposes to issue and sell to the several Underwriters, at the option of the Underwriters, an aggregate of not more than [      ] additional ordinary shares of the Company (the “Optional Securities”) as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form F-1 (No. 333-193989) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.”  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [    ]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.”  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements.  (i)(A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) Ineligible Issuer Status.  (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package.  As of the Applicable Time, none of (i) any General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus, dated [    ], 2014 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus and (iii) any individual Written Testing-the-Waters Communication, in each case when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any

Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, in good standing or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(vii) Subsidiaries.  Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as disclosed in the General Disclosure Package and except, in each case, where the failure to be so qualified, in good standing or have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(viii) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(ix) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xi) Listing.  The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xii) Emerging Growth Company Status.  From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(xiii) Testing-the-Waters Communications.  The Company (a) has not engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communication.

(xiv) Absence of Further Requirements.  No consent, approval, authorization, order, filing, registration or qualification with any court or arbitrator or governmental or regulatory authority is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications that shall have been obtained or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Securities are offered and sold and (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(xv) Title to Real and Personal Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to, or have valid, subsisting and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear from all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvi) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above, for such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and except, in the case of clause (iii) above, as disclosed in the General Disclosure Package.

(xviii) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package, (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package, except where the failure to possess or make any declaration or filing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (ii) neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xx) Absence of Labor Dispute.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(xxi) Possession of Intellectual Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own, possess or license adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; the conduct of their respective businesses will not conflict in any material respect with any such rights of others; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and are unaware of any facts which would form a reasonable basis for any such conflict or claim except for any such conflict or claim, if determined adversely to the Company or any of its subsidiaries, that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxii) Environmental Laws.  The Company and its subsidiaries (i) are, and have been, in compliance with any and all applicable international, federal, national, regional, local and other laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable environmental laws to conduct their respective businesses (collectively, “Environmental Permits”), (iii) will not require material expenditures to maintain such compliance with Environmental Laws or Environmental Permits and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of clauses (i), (ii), (iii) and (iv) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or actual or potential liability, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Hazardous Substances.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated by or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(xxiv) Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Taxation,” “Description of Share Capital,” “Business—Properties,” “Business—Litigation,” “Shares Eligible For Future Sale,” “Regulation,” “Enforceability of Civil Liabilities” and “Management,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize in all material respects such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxv) Absence of Manipulation.  Neither the Company nor any of its respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvi) Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package or any Written Testing-the-Waters Communication are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxvii) Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the extent required under the Exchange Rules, the Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board.

Except as disclosed in the General Disclosure Package and the Final Prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Exchange Act, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxviii) Litigation.  Except as disclosed in the General Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others.

(xxix) Financial Statements of the Company.  The financial statements of the Company and the related notes thereto included in each Registration Statement and the General Disclosure Package fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods indicated, and such financial statements have been prepared in conformity with IFRS applied on a consistent basis; the other financial information included in each Registration Statement and the General Disclosure Package has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; the pro forma and as adjusted financial information and the related notes thereto included in each Registration Statement and the General Disclosure Package (i) present fairly the information shown therein and (ii) have been properly compiled on the bases described therein; the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxx) Financial Statements of WCL Group Limited.  The audited financial statements of WCL Group Limited (“WCL”) and the related notes thereto included in each Registration Statement and the General Disclosure Package fairly present in all material respects the results of operations and the changes in cash flows of WCL and its subsidiaries for the periods indicated, and such financial statements have been prepared in conformity with United Kingdom Generally Accepted Accounting Practice applied on a consistent basis.

(xxxi) No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the General Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, which loss or interference, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, except, in each case, as disclosed in the General Disclosure Package.

(xxxii) Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiii) Ratings.  No “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxiv) PFIC Status.  Based on the Company’s current projected income, assets and activities, the Company does not expect to be treated as “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the current taxable year or for any future taxable year.

(xxxv) Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxxvi) Taxes.  The Company and its subsidiaries have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxvii) Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary for the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxviii) Anti-Corruption and Anti-Money Laundering Laws.  None of the Company, its subsidiaries, its affiliates or any of their respective officers and directors or, to the Company’s knowledge, any of their respective agents and employees (a) has violated (or has taken any action, directly or indirectly, that would result in a violation of), and its participation in the offering will not violate: (x) any anti-bribery laws and/or anti-corruption laws, rules, or regulations of any jurisdiction, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 and any other law, rule or regulation of similar purpose and scope (including the UK Bribery Act of 2010, as amended (including the rules and regulations thereunder)) (collectively, “Anti-Corruption Laws”); or (y) any anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering (collectively, “Anti-Money Laundering Laws”); (b) has been charged with or convicted of a violation of, or has been or is now a party to any administrative or civil litigation or has been or is now under any administrative, civil or criminal investigation, charge or indictment relating to its compliance with, Anti-Corruption Laws or Anti-Money Laundering Laws, and no such action is threatened;

or (c) has been assessed civil or criminal penalties under any Anti-Corruption Laws or Anti-Money Laundering Laws.  The Company has adopted policies and procedures designed to promote and achieve compliance on the part of the Company and its subsidiaries and any director, officer, agent, employee, affiliate and any person acting on behalf of the Company or any of its subsidiaries with all Anti-Corruption Laws and Anti-Money Laundering Laws.

(xxxix) Unlawful Payments.  None of the Company, any of the Company’s subsidiaries, any of the Company’s affiliates or any director or officer of the Company or, to the Company’s knowledge, any agent, employee or any person acting on behalf of the Company or any of its subsidiaries, has taken or will take, and the Company covenants that no part of the proceeds from this offering will be used, directly or indirectly, for, any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or has otherwise made any bribe, payoff, influence payment, kickback or other unlawful payment.

(xl) Sanctions Authorities.  None of the Company or any of its subsidiaries, affiliates, directors, officers or, to the Company’s knowledge, any agent, employee or any person acting on behalf of the Company or any of its subsidiaries: (i) is an individual or entity that has engaged in any activity sanctionable by (or under), or is currently the subject of any sanctions administered or enforced by (A) the U.S. Department of State and the U.S. Department of the Treasury (including the Office of Foreign Assets Control (“OFAC”)), including, but not limited to, sanctions pursuant to the Iran Sanctions Act of 1996, Public Law 104-172, as amended by the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, Public Law 111-195 (collectively, the “Iran Sanctions Act”), in the U.S., (B) Her Majesty’s Treasury in the United Kingdom, (C) the United Nations Security Council, (D) the European Union or (E) any other relevant sanctions authority (collectively, “Sanctions”); (ii) is an individual or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (or any similar list maintained by, or any sanctions designation made by, the U.S. Department of State or any other U.S. government entity) (a “Listed Person”); (iii) is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any Listed Person or (y) any individual or entity (“Person”), organization, foreign country or regime that is the subject of any Sanctions; or (d) engages in any dealings or transactions with any such Person described in subsections (a), (b) or (c) of this Section 2(xl).

(xli) Compliance with Sanctions Laws.  None of the Company, any of the Company’s subsidiaries, any of the Company’s affiliates or any director or officer of the Company or, to the Company’s knowledge, any agent, employee or any person acting on behalf of the Company or any of its subsidiaries: (i) has been found in violation of any Sanctions or charged with or convicted of a violation of any Sanctions; (ii) is under investigation by any governmental authority for possible violation of any Sanctions; or (iii) has been assessed civil penalties under any Sanctions.  The Company has adopted policies and procedures designed to promote and achieve compliance on the part of the Company and its subsidiaries and any director, officer, agent, employee, affiliate and any person acting on behalf of the Company or any of its subsidiaries with all Sanctions.  The Company covenants that: (x) it will not directly or indirectly use the proceeds from this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding or facilitating any activities or business of or with any Person towards any sales or operations in Cuba, Iran, Syria, Sudan, North Korea or any other country that is the subject of any Sanctions or for the purpose of funding any operations of or financing any investments in, or making any payments to, any Person targeted by or subject to any Sanctions; (y) its use of the proceeds from this offering will be in compliance with and will not result in the breach by any Person of any Sanctions; and (z) it will not engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any Person (including any Person participating in this offering).

(xlii) Material Contracts. There is no franchise, lease, contract or agreement required by the Act or by the Rules and Regulations to be described in the General Disclosure Package and the Final Prospectus or to

be filed as an exhibit to the Registration Statement which is not described or filed therein as required. Other than as described in the General Disclosure Package and the Final Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xliii) Related Party Transactions.  The description of the transactions, agreements, arrangements and relationships set forth in the General Disclosure Package under the captions “Related Party Transactions” and “Principal Shareholders” fairly summarizes the transactions, agreements, arrangements and relationships that are required to be disclosed therein pursuant to the Act and is true and accurate in all material respects, and nothing has been omitted from such description which would make it misleading in any material respect.

(xliv) Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(xlv) Independence of PricewaterhouseCoopers LLP.  PricewaterhouseCoopers LLP (“PWC”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package and each Registration Statement, is an independent registered public accounting firm and independent accountants with respect to the Company and its subsidiaries and with respect to WCL and its subsidiaries within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(xlvi) Stamp Duty.  Except as disclosed in the General Disclosure Package, under the laws and regulations of each of the jurisdictions in which the Company and its subsidiaries are incorporated or organized, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Offered Securities by the Company and the delivery of the Offered Securities to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Securities to purchasers thereof; or (iii) the execution and delivery of this Agreement.

(xlvii) Submission to U.S. Jurisdiction.  The Company has the power to submit, and pursuant to this Agreement has submitted, legally, validly, effectively and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in The City of New York, New York; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement has designated, appointed and empowered, validly, effectively and irrevocably, Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, New York 10017 as agent for service of process in any suit or proceeding based on or arising under this Agreement or in connection with the Offered Securities, as the case may be, in any U.S. Federal or New York State court in the Borough of Manhattan in The City of New York.

(xlviii) Immunity.  Neither the Company nor any of its respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or organized or in which any of its property or assets are held.

(xlix) Compliance with Employee Arrangements.  (i) Each benefit and compensation plan, each agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of the Company or any of its subsidiaries and each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”)) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company and its subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company and its subsidiaries taken as a whole; and (iii) to the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries taken as a whole.  To the Company’s knowledge, no material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year has occurred or is reasonably likely to occur.

(l) UK Defined Benefit Pensions.  Except in respect of the Pension Schemes or as disclosed in the financial statements of the Company and the related notes thereto included in the Registration Statement, neither the Company nor any of its subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004), or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) an employer, of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993); and the Pensions Regulator has not issued a Financial Support Direction or a Contribution Notice to any of the Company or any of its subsidiaries and so far as the Company is aware there are no circumstances which are reasonably likely to lead to the issue of either.  “Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.  “Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.  “Pension Schemes” means the Nord Anglia Joint Pension Scheme, the Wyburn School Ltd Pension & Life Assurance Scheme (1985) and the Lifetime Pension Scheme.  “Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

(li) Absence of Off-Balance Sheet Transactions.  Except as disclosed in the financial statements referred to in the above Section 2(xxix) and in the General Disclosure Package, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of its subsidiaries with unconsolidated entities or other persons.

(lii) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(liii) PRC Subsidiaries.  Except as disclosed in the General Disclosure Package, no PRC Entity is prohibited, directly or indirectly, under any applicable laws or regulations or any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company or from making any other distribution on such PRC Entity’s capital stock or registered capital.  Except as disclosed in the General Disclosure Package, each of the PRC Entities has obtained all foreign exchange registration certificates from the relevant local branches of the State Administration of Foreign Exchange required by law, and each of the PRC Subsidiaries has passed all annual foreign exchange inspections.  Except as otherwise disclosed in the General Disclosure Package, all real property and buildings held under lease by any PRC Entity is held by such PRC Entity under valid, existing and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.  “PRC Entities” means KG (Beijing) Investment Consultant Co., Ltd., Nord Anglia (Beijing) Consulting Limited, Nord Anglia (Shanghai) Consulting Limited, Broad-Asia (Shanghai) Business Consultation Co., Ltd. and Guangzhou Ying Kai Investment Consultation Co., Ltd. (collectively, the “PRC Subsidiaries”), together with the British International School Shanghai, the British School of Beijing and the British School of Guangzhou.

(liv) FINRA Affiliations.  There are no affiliations with FINRA among the Company’s officers, directors or, to the knowledge of the Company, any 5% or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

3. Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[      ] per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Milbank, Tweed, Hadley & McCloy, Suites 2902-2905, Two Exchange Square, 8 Connaught Place, Hong Kong, at [              ] P.M., Hong Kong time, on [            ], 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.”  For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Milbank, Tweed, Hadley & McCloy at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities less an amount per share equal to any dividends or distributions declared by the Company any payable on the Firm Securities by not payable on the Optional Securities.  The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but, except as otherwise mutually agreed between the Company and the Representatives, shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Milbank, Tweed, Hadley & McCloy.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Milbank, Tweed, Hadley & McCloy at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a) Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws; Registration Statement and Final Prospectus.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Continued Compliance with Securities Laws; Testing-the-Waters Communications.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives of such event and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.  Neither the Representatives’ consent to, nor the

Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e) Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.  For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(f) Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (each of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request.  The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(h) Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(i) Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” or Testing-the-Waters Communication presentation to potential investors in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and any expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(j) Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(k) Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, levied in any Relevant Taxing Jurisdiction on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement.  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever (other than any such taxes, duties or charges imposed on net income) levied in any Relevant Taxing Jurisdiction unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(m) Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any action referred to in clauses (i) through (v), without the prior written consent of the Representatives; provided, however, that the Company may (A) grant employees stock options or other equity-based awards pursuant to the terms of a plan disclosed in the General Disclosure Package and in effect on the date hereof, (B) issue Lock-Up Securities pursuant to the exercise of such option or other equity-based awards, (C) file any registration statement on Form S-8 or a successor form thereto relating to the issuance of Lock-up Securities pursuant to the terms of a plan disclosed in the General Disclosure Package which plan is in effect on the date hereof, (D) issue Lock-up Securities in connection with a joint venture or any other strategic transaction or any acquisition by the Company of the securities, business, property or other assets of another entity, provided that (1) the aggregate number of Securities issued pursuant to clause (D) shall not exceed 5% of the total number of outstanding Securities immediately following the First Closing Date and (2) any recipient of such Securities issued pursuant to clauses (B) and (D) hereof shall execute and deliver to the Representatives a lock-up letter in the same form as those described in Section 7(v) hereof concurrently with or prior to the issuance of such Securities by the Company and (E) issue the Offered Securities pursuant to this Agreement.  The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(n) Agreement to Announce Lock-up Waiver.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(v) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(o) Emerging Growth Company Status.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (x) completion of the distribution of the Offered Securities within the meaning of the Act and (y) completion of the Lock-Up Period.

6. Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the

Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PWC confirming that they are a registered public accounting firm and independent accountants (with respect to the Company and its subsidiaries and WCL and its subsidiaries) within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Representatives (except that, in any letter dated a Closing Date, the date of inquiry by PWC of management subsequent to the date hereof shall be a date no more than three business days prior to such Closing Date).

(b) Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., the United Kingdom, Hong Kong or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market, the London Stock Exchange or the Hong Kong Stock Exchange or any setting of minimum or maximum prices for trading on any such exchange; (v) any suspension of trading of any securities of the Company or any of its subsidiaries on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York, United Kingdom or Hong Kong authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the United Kingdom, Hong Kong or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Hong Kong, or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Letter of United Sates Counsel for the Company.  The Representatives shall have received an opinion and 10b-5 letter, each dated such Closing Date, of Latham & Watkins LLP, United States counsel for the Company, in form and substance reasonably satisfactory to the Representatives and substantially in the form of Annex I (in the case of such opinion) and Annex II (in the case of such 10b-5 letter).

(e) Opinion of Cayman Islands Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel for the Company, to the effect set forth in, and substantially in the form of, Annex III.

(f) Opinion of PRC Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Han Kun Law Offices, PRC counsel for the Company, to the effect set forth in, and substantially in the form of, Annex IV.

(g) Opinion of Swiss Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Schellenberg Wittmer Zuerich, Swiss counsel for the Company, to the effect set forth in, and substantially in the form of, Annex V.

(h) Opinion of Polish Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of DLA Piper Wiater sp.k., Polish counsel for the Company, to the effect set forth in, and substantially in the form of, Annex VI.

(i) Opinion of Hungarian Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Horváth & Partners DLA Piper, Hungarian counsel for the Company, to the effect set forth in, and substantially in the form of, Annex VII.

(j) Opinion of Slovak Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of DLA Piper Weiss-Tessbach, Slovak counsel for the Company, to the effect set forth in, and substantially in the form of, Annex VIII.

(k) Opinion of Czech Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of DLA Piper Prague LLP, Czech counsel for the Company, to the effect set forth in, and substantially in the form of, Annex IX.

(l) Opinion of English Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, English counsel for the Company, to the effect set forth in, and substantially in the form of, Annex X.

(m) Opinion of Spanish Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, Spanish counsel for the Company, to the effect set forth in, and substantially in the form of, Annex XI.

(n) Opinion of Qatari Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, Qatari counsel for the Company, to the effect set forth in, and substantially in the form of, Annex XII.

(o) Opinion and 10b-5 Letter of Counsel for the Underwriters.  The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions and a 10b-5 letter, dated such Closing Date, and, in the case of such opinion, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(p) Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received from Grandall Law Firm (Beijing), PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(q) Opinion of Thai Counsel for the Underwriters.  The Representatives shall have received from Allen & Overy (Thailand) Co. Ltd., Thai counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(r) Officer’s Certificate.  The Representatives shall have received an executed certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that:  the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; [the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission;] and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(s) Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received executed lockup letters substantially in the form of Exhibit B hereto from each of the Persons set forth on Schedule C.

(t)    Listing.  The Offered Securities shall have been approved for listing on the New York Stock Exchange.

(u) CFO Certificate.  The Representatives shall have received executed certificates, dated, respectively, the date hereof and each Closing Date, from the chief financial officer of the Company, substantially in the form of Exhibit C.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.  (a) Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication (other than any Written Testing-the-Waters Communication that was not prepared or authorized by the Company), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any documented legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in part of any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information in the sixteenth and seventeenth paragraphs regarding stabilization, over-allotment transactions, syndicate covering transactions and penalty bids, in each case under the caption “Underwriting.”

(c) Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b).  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to one law firm of local counsel in each relevant local or foreign jurisdiction) representing the indemnified parties who are party to such action)), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent; provided, however, that if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying person party not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, facsimile number: 917-902-9316, Attention: Registration Department, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, 4th Floor, New York, New York 10179, facsimile number: 212-622-8358, Attention: Equity Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 27th Floor, World-wide House, 19 Des Voeux Road, Central Hong Kong, Attention: Andrew Fitzmaurice; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives (or any of them) will be binding upon all the Underwriters.

14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arm’s-Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Jury Trial Waiver.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, New York 10017 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NORD ANGLIA EDUCATION, INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.

CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES LLC

Acting on behalf of themselves and as the
Representatives of the several Underwriters

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased

Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
RBC Capital Markets, LLC
BMO Capital Markets Corp.
HSBC Securities (USA) Inc.
William Blair & Company, L.L.C.

TOTAL:

SCHEDULE B

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.              [          ]

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.              The initial price to the public of the Offered Securities.

2.              [                                ]

SCHEDULE C

PERSONS SUBJECT TO LOCK-UP AGREEMENTS

EXHIBIT A

FORM OF PRESS RELEASE

Nord Anglia Education, Inc.
[Date]

Nord Anglia Education, Inc. (the “Company”) announced today that Credit Suisse, Goldman Sachs and J.P. Morgan, the lead book-running managers in the Company’s recent public sale of [              ] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to [          ] ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [          ], 20[    ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[•], 2014

Nord Anglia Education, Inc.

Level 27, World-Wide House

19 Des Voeux Road

Central, Hong Kong

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o Goldman, Sachs & Co.

200 West Street

New York, N.Y. 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue, 4th Floor

New York, N.Y. 10179-0001

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for the ordinary shares, par value $0.01 per share (together with any shares in the share capital of the Company (as defined below) outstanding on the date hereof, the “Securities”), of Nord Anglia Education, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period commencing on the date of this letter agreement (this “Lock-Up Agreement”) and ending 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC (the “Representatives”).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.  Notwithstanding the foregoing, and subject to the conditions below, the foregoing restrictions will not apply to (a) solely to the extent occurring prior to the closing of the Offering of the firm securities offered under the

Underwriting Agreement, (i) the transfer to the Company of Securities (or securities convertible into or exchangeable or exercisable for any Securities) in accordance with Article 18 of the Fifth Amended and Restated Memorandum and Articles of Association, as amended or restated from time to time, or (ii) the transactions disclosed in the registration statement as being anticipated to be undertaken in connection with the Offering, (b) any Securities or such other securities acquired by the undersigned in the open market or (c) the transfer of Securities or such other securities: (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (iii) as a distribution to limited partners or stockholders of the undersigned; (iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided, however, that in connection with any transfer pursuant to this clause (c), the Representatives receive a signed Lock-Up Agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and any such transfer shall not involve a disposition for value.  Furthermore, it shall be a condition to any transfer pursuant to clause (b) or (c) above that, prior to the expiration of the Lock-Up Period, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 30, 2014.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

EXHIBIT C

FORM OF CFO CERTIFICATE

ANNEX I

OPINION OF UNITED STATES COUNSEL FOR THE COMPANY

ANNEX II

10b-5 LETTER OF UNITED STATES COUNSEL FOR THE COMPANY

ANNEX III

OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

ANNEX IV

OPINION OF PRC COUNSEL FOR THE COMPANY

ANNEX V

OPINION OF SWISS COUNSEL FOR THE COMPANY

ANNEX VI

OPINION OF POLISH COUNSEL FOR THE COMPANY

ANNEX VII

OPINION OF HUNGARIAN COUNSEL FOR THE COMPANY

ANNEX VIII

OPINION OF SLOVAK COUNSEL FOR THE COMPANY

ANNEX XI

OPINION OF CZECH COUNSEL FOR THE COMPANY

ANNEX X

OPINION OF ENGLISH COUNSEL FOR THE COMPANY

ANNEX XI

OPINION OF SPANISH COUNSEL FOR THE COMPANY

ANNEX XII

OPINION OF QATARI COUNSEL FOR THE COMPANY